Exhibit 10.2

Notice and Terms of Grant of Share-Based and Cash Incentive Awards

(Fiscal Year ______)

This Notice and Terms of Grant of Share-Based and Cash Incentive Awards (hereinafter, “Notice”) governs the Stock Option Award, the Restricted Share Unit Award, the Performance Share Unit Award, and the Annual Cash Incentive Award identified below (each, an “Award”, and collectively, the “Awards”) granted by Nordson Corporation (the “Company” or “Nordson”) on ______________ (the “Grant Date”) to _____________ (the “Participant”) under the Nordson Corporation 2021 Stock Incentive and Award Plan (the “Plan”). This Notice is subject to the terms and conditions of the Plan and, together with the Plan, contain the entire understanding of the parties with respect to the subject matter contained in this Notice, and supersede all prior written or oral communications, representations and negotiations in respect thereto. In the event of any inconsistency between the provisions of this Notice and the Plan, the Plan shall govern. Capitalized terms used herein without definition shall have the meanings assigned to them in the Plan. The Plan and Plan Summary may be viewed at SIAP Plan Docs.

ARTICLE I - STOCK OPTION AWARD

Stock Option Award	Exercise Price
The option to purchase _____ shares of Nordson’s Common Stock (“Shares”) conditioned upon vesting (the “Option”).	$_____ per Share

1.

Option Award. Participant is hereby granted the Option Award set forth above pursuant to the Compensation Committee’s ___________ Resolution (“Resolution”) and the terms and conditions of this Notice. The Option is a Non-Qualified Stock Option.

2.

Vesting. To the extent not sooner vested or forfeited, twenty-five percent (25%) of the Option shall vest on the anniversary of the Grant Date each of the next four successive calendar years. Vesting occurs at the close of business (Eastern Time) on the vesting date.

3.	Exercise of Option Award.

(i)

To the extent that the Option becomes vested and exercisable, it may be exercised in whole or in part from time to time by written notice to the Company or its designee stating the number of Shares for which the Option is being exercised, the intended manner of payment to cover the exercise price, taxes or any brokerage fees or commissions, and such other provisions as may be required by the Company or its designee. The vested Option may be exercised prior to its expiration date, during the lifetime of the Participant, only by the Participant, or in the event of her or his legal incapacity, by her or his guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law and court supervision. If the Participant dies before the expiration of the Option, all or part of the Option may be exercised (prior to expiration) by the personal representative of the Participant or by any person who has acquired the Option directly from the Participant by will, bequest or inheritance but only to the extent provided by this Notice.

(ii)

The exercise price and taxes due as a consequence of the exercise are payable (i) in cash or by certified or cashier’s check or other cash equivalent acceptable to the Company payable to the order of the Company, (ii) by surrender of vested Shares (including by attestation) owned by the Participant having an aggregate Fair Market Value at the time of exercise equal to the total exercise price and taxes, (iii) by a reduction in the number of Common Shares to be received upon exercise of the Option (in which case shares may be reduced only to satisfy the minimum withholding tax required by federal, state and local authorities, unless otherwise determined by the Compensation Committee, or (iv) by a combination of the foregoing methods.

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4.

Expiration. The Option, both vested and unvested, shall expire on the earlier of (i) the applicable date set forth in Appendix B: IMPACT OF TERMINATION OF EMPLOYMENT AWARDS (EXECUTIVE OFFICER) or (ii) midnight, Eastern Time, on the tenth anniversary of the Grant Date.

ARTICLE II - RESTRICTED SHARE UNIT AWARD

FY20____ Restricted Share Unit Award
The right to receive ______ Restricted Share Units conditioned upon vesting (the “Restricted Share Units”).

1.

Restricted Share Unit Award. Nordson hereby grants Participant the Restricted Share Unit Award set forth above pursuant to Resolution and the terms and conditions of this Notice. Each Restricted Share Unit shall represent the contingent right to receive, following vesting and subject to the other terms and conditions of the award, one Common Share of Nordson stock and shall at all times have a value equal to one Common Share of Nordson stock.

2.

Vesting. To the extent not sooner vested or forfeited, thirty-three and one-third percent (33.33%) of the Restricted Share Units shall vest at the close of business on the anniversary of each of the next three successive calendar years following the Grant Date.

3.

Payment of Vested Restricted Share Units. The Company will deliver to the Participant the Common Shares underling any vested Restricted Share Units (and pay to the Participant in cash any vested dividend equivalent amounts pursuant to Section 4 below) within 30 days after the date that such Restricted Share Units become vested. Notwithstanding the foregoing, to the extent that the Participant’s Restricted Share Units constitute a “deferral of compensation” payable upon the Participant’s “separation from service” and the Participant is a “specified employee” (within the meaning of Section 409A of the Code) at the time of such separation from service, payment of any vested Restricted Share Units shall be made, to the extent required by Section 409A of the Code, at least six months after the Participant’s separation from service. Further, to the extent that the Participant’s Restricted Share Units constitute a “deferral of compensation” within the meaning of Section 409A of the Code, payment of any vested Restricted Share Units pursuant to Section 21 of the Plan (relating to a Change in Control) shall be made within 60 days following the earlier of (i) the occurrence of a “change in the ownership,” a “change in the effective control,” or a “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A of the Code; or (ii) the Participant’s “separation from service” within the meaning of Section 409A of the Code; provided that payment to a “specified employee” within the meaning of Section 409A of the Code shall be made, to the extent required by Section 409A of the Code, at least six months after the Participant’s separation from service.

4.

Dividends, Voting and Other Rights. The Participant shall have no rights of ownership in the Common Shares underlying the Restricted Share Units and shall have no right to dividends and no right to vote any such Common Shares until the date that the Restricted Share Units become vested and the Common Shares underlying such vested Restricted Share Units are delivered to the Participant. However, at each time from the Grant Date through the applicable vesting date that the Company pays a cash dividend to shareholders, the Company shall credit the Participant’s account hereunder with a dividend equivalent amount equal to the amount of such cash dividend per Common Share multiplied by the number of outstanding unvested Restricted Share Units on the dividend payment date. Any such dividend equivalent amount shall be accumulated and paid in cash (without interest) only at the time(s) and to the extent that the underlying Restricted Share Units become vested, subject to and conditioned upon Participant’s continued employment with the Company until such time.

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ARTICLE III - PERFORMANCE SHARE UNIT AWARD

FY20___-20__ Performance Share Unit Award (@Target)
The right to receive ______ Performance Share Units to the extent and upon achievement of the Performance Measures during the Performance Period.

1.	Performance Share Unit Award. Nordson hereby grants the “Performance Share Unit Award” set forth above pursuant to the Resolution and the terms and conditions of this Notice.

2.	Performance Period. The “Performance Period” means the three-year period November 1, 20___ – October 31, 20___ (FY20___ – FY20___).

3.	Performance Measures and Goals.

Your right to receive unrestricted Nordson Common Shares under your Performance Share Unit Award is contingent upon achievement of the certain performance goals established by the Compensation Committee. The performance factors for the 20__-20__ Performance Period are diluted earnings per share (“EPS”) growth, return on invested capital (“ROIC”), and earnings before interest, taxes, depreciation, and amortization (“EBITDA”) margin and are defined as follows:

EPS = (FY20___ diluted EPS – FY20___ diluted EPS)

ROIC = (Net Income + After-Tax Interest Expense) / Average Total Capital

where Total Capital = Total Equity + Total Debt—cash & cash equivalents

EBITDA Margin = EBITDA / Total Revenues

where EBITDA = Operating Profit + Depreciation & Amortization

EPS growth shall be weighted 40%, and ROIC and EBITDA margin shall be weighted 30%. Performance measures for the first year of the three-year period will be set, and subsequent years’ performance measures will be established at the beginning of each fiscal year. Attainment will be determined at the end of the three-year performance period based on the average of performance achieved for each year.

Performance measures for subsequent year’s performance measures will be established at the beginning of each fiscal year in the Performance Period. EPS growth shall be weighted 40%, and ROIC and EBITDA margin shall each be weighted 30%. Fiscal year 20___ performance measures will be established at the beginning of fiscal year 20___ and fiscal year 20___ performance measures will be established at the beginning of fiscal year 20___.

The performance measures for fiscal year 20__ of the FY20___-FY20___ Performance Period (weighting of the factor noted in parentheses) and payout are noted below:

[Performance Metrics]

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Final results will be modified based on relative total shareholder return (“TSR”) performance over the 3-year period as compared to the S&P 900 Selected peer group, consisting of the S&P Machinery, Industrial Conglomerates, and Electrical Equipment companies. To assess the modifier impact, the 30-day average share price of each company in the month preceding the start of the three-year period and for the final month of the three year period will be used to calculate TSR growth over the three-year performance period. Nordson’s TSR growth will be compared to the Selected peer groups TSR growth, and Nordson’s final payout will be as follows:

[TSR Metrics]

(i)

Payment of any unrestricted Nordson Common Shares under the Performance Share Unit Award is contingent upon the Company’s achievement of specified performance goals over the performance period (FY20__—FY20__) as set out in the tables above and as subsequently set at the beginning of each fiscal year as described in paragraph 3 above.

(ii)

The Compensation Committee shall have the authority to exercise its discretion to change the Performance Measures and Goals described above or the actual payout, in whole or in part, as the Compensation Committee deems appropriate and equitable to reflect a change in the business, operations, corporate structure or capital structure of the Company or its affiliates, the manner in which it conducts its business, or other events or circumstances.

(iii)	Subject to adjustment as provided in Section 16 of the Plan, the Awards shall not exceed the limits as set forth in the Plan.

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4.	Adjustments to the Performance Share Unit Award.

(i)

Earned Shares. The Performance Share Unit Award shall become earned, and the number of Performance Share Units covered by the Performance Share Unit Award shall become fixed, when the Compensation Committee certifies that the Performance Measures have been achieved during the Performance Period. Such Performance Share Units are referred to as “Earned Shares.” The Compensation Committee shall have the authority to exercise its discretion to reduce or increase the level of deemed achievement of the Performance Measures.

(ii)	Adjustments. Adjustments to the Performance Share Unit Award shall be computed in accordance with such formulae or other procedures approved by the Compensation Committee.

5.

Payment of Earned Shares. Payment of any Earned Shares will be made no later than 90 days after the end of the Performance Period. Notwithstanding the foregoing, payment of any Earned Shares pursuant to Section 21 of the Plan (relating to a Change in Control) shall be paid within 60 days after they become earned; provided that if the Earned Shares are considered a “deferral of compensation” within the meaning of Section 409A of the Code, then Earned Shares shall be paid within 60 days following the earlier of (i) the occurrence of a “change in the ownership,” a “change in the effective control,” or a “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A of the Code; (ii) the Participant’s “separation from service” within the meaning of Section 409A of the Code; or (iii) the end of the Performance Period; provided that payment to a “specified employee” within the meaning of Section 409A of the Code shall be made, to the extent required by Section 409A of the Code, at least six months after the Participant’s separation from service.

6.

Dividends, Voting, and Other Rights. The Participant shall have no rights of ownership in the Performance Share Units and shall have no right to dividends or dividend equivalents and no right to vote Performance Share Units until the date the Performance Share Units are delivered to the Participant.

ARTICLE IV –ANNUAL CASH INCENTIVE AWARD

1.	Cash Incentive Award. Nordson hereby grants an Annual Cash Incentive Award pursuant to the Resolution and the terms and conditions of this Notice.

2.	Performance Period. Fiscal year 20___.

3.	Segments. Industrial Precision Solutions (“IPS”) and Advanced Technology Solutions (“ATS”).

4.	Performance Measures and Goals.

Payment of an Annual Cash Incentive Award is contingent upon the Company’s achievement of the specified performance levels set by the Compensation Committee for FY20___ Company and Segment financial measures. The Compensation Committee established growth goals using the prior year-end financials as the baseline for growth. Organic revenue is weighted at 40% and base business operating profit is weighted at 60% in the calculation of both Company and Segment performance. Executive Annual Cash Incentive Award payouts are determined as follows:

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Segment Executive Leaders: 50% total Company performance + 50% individual Segment performance

CEO and Functional Executive Leaders: 50% total Company performance + 50% combined Segment performance

The combined Segment performance used to calculate the payout for the CEO and functional executive leaders is the weighted average of the Segment performance. The weighting of the Segment performance will be determined based on each Segment’s actual FY20___ revenue as a percentage of Nordson revenue. The preliminary Company and Segment measures are shown below.

[Preliminary Company and Segment Metrics]

(i)

The Compensation Committee may, in its sole discretion, adjust the performance measures and factors, or the related threshold, target and maximum goals, in whole or in part, or the actual goals, as the Compensation Committee deems appropriate and equitable to reflect a change in the business, operations, corporate structure or capital structure of the Company or its affiliates, the manner in which it conducts its business, or other events or circumstances;

(ii)	The Annual Cash Incentive Award shall become earned and payable, when the Compensation Committee certifies that the Performance Measures have been achieved.

(iii)

Payment of any Annual Cash Incentive Award that becomes earned will be made in cash after the end of the Performance Period, but no later than January 15th of the following calendar year. Notwithstanding the forgoing, payment of any Annual Cash Incentive Award that becomes earned pursuant to Section 21 of the Plan (relating to a Change in Control) shall be paid within 60 days after it becomes earned.

ARTICLE V – OTHER PROVISIONS

1.	Forfeiture. All Awards are subject to the Company’s Clawback Policy (Appendix A).

2.	Change- in-Control.

(i)

To the extent not sooner vested, expired, or forfeited, all unvested Awards shall vest (and, as to Options, also become exercisable and, as to Performance Share Units, also become earned shares) immediately prior to a Change-in-Control. The number of Performance Share Units that shall become earned shares shall be deemed to be satisfied at the “target” level.

(ii)

the Compensation Committee may, in its sole discretion and without the consent of Participant, either by the terms of the Award or by resolution adopted prior to the occurrence of a Change-in-Control, provide that any outstanding Award (or a portion thereof) shall, upon the occurrence of such Change-in-Control, be cancelled in exchange for a payment in cash or other property (including shares of the resulting entity in connection with a Change-in-Control) in an amount equal to the excess, if any, of the Fair Market Value of the shares subject to the Award, over any exercise price related to the Award, which amount may be zero if the Fair Market Value of a share on the date of the Change-in-Control does not exceed the exercise price per share of the applicable Awards.

3.	Impact of Termination of Employment. See attached Appendix B for the impact various termination of employment scenarios have on Awards.

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4.	Recordkeeping and Delivery.

(i)

Nordson shall keep records of Awards granted under this Notice in book entry or other electronic form. Nordson may engage the services of its transfer agent or other third parties to assist in the administration of the Plan and such Awards.

(ii)	Nordson may establish an account for Participant with Nordson’s transfer agent or other third party (“Participant’s Account”). Subject to this Agreement, upon vesting and exercise:

(a)

Shares purchased upon exercise of Options shall be delivered to the Participant as soon as administratively practicable following the date the Participant (i) exercises the Option in accordance with the procedures outlined above in Article I, Section 1.3, (ii) makes full payment to the Company or its designee of the grant price and (iii) makes arrangements satisfactorily to the Company (or any subsidiary, if applicable) for the payment of any required withholding taxes or brokerage fees/commissions related to the exercise of the Option. The Participant shall not possess any incidents of ownership (including, without limitation, dividend and voting rights) in the shares until such shares have been delivered to the Participant.

(b)

Shares subject to Restricted Share Unit Awards and vested Earned Shares shall be promptly (but in any event within 30 days following vesting), delivered to Participant by deposit in to Participant’s Account, in book entry form, by direct registration with Nordson’s transfer agent or other third party provider; provided, that, in connection with any transaction that constitutes or would, upon occurrence, constitute a Change-in-Control, Nordson shall make delivery so that Participant shall have the ability to participate therein as the owner of the shares so to be delivered and may make such delivery on a conditional basis and on such other terms and conditions as it may determine in its sole discretion.

(iii)

The Committee may grant Awards to Participants who are foreign nationals, or who are subject to Applicable Laws of one or more non-United States jurisdictions, on such terms and conditions different from those specified in the Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Compensation Committee may make such modifications, amendments, procedures, and the like as may be necessary or advisable to comply with provisions of Applicable Laws of other countries in which the Company or its Subsidiaries operate or have employees.

5.

Electronic Delivery. You hereby consent and agree to electronic delivery of any documents that the Company may elect to deliver (including, but not limited to, grant or award notifications, account statements, annual and quarterly reports, and all other forms of communications) in connection with this and any other award made or offered under the Plan. You have the right at any time to request that the Company deliver written copies of any and all materials referred to above at no charge. You also hereby consent to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents that the Company may elect to deliver, and agrees that your electronic response or signature is the same as, and shall have the same force and effect as your manual signature.

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6.	Transferability.

(i)

All Non-Qualified Stock Options shall be transferable and such options may be exercised by the transferee; provided, however, that (i) Non-Qualified Stock Options shall only be transferable to Family Members, trusts with third party trustees and for the sole benefit of Family Member beneficiaries, partnerships whose only partners are Family Members, and organizations exempt from income tax under §501(c)(3) of the Internal Revenue Code (provided, in this latter case, that all transferred Non-Qualified Stock Options must be vested); (ii) any such transfer must be without consideration (except when required by court order); (iii) once transferred, Non-Qualified Stock Options may not be further transferred by the transferee, except (a) by will or the laws of descent and distribution or (b) for a transfer by a trust or a partnership to a trust beneficiary or a partner, respectively; and (iv) the Company receives a copy of the document deemed necessary by the Compensation Committee establishing the validity of the transfer and requiring the transferee to accept and comply with the terms and conditions of the Non-Qualified Stock Option, the applicable Plan and any related Compensation Committee rules. In the event a Non-Qualified Stock Option has been transferred, a Participant will be obligated to pay, on the date of exercise, all taxes associated with the exercise of the Non-Qualified Stock Option. If the Participant fails to so pay all taxes associated with the exercise, such taxes will be paid by reducing the number of shares to be received upon exercise.

(a)

“Family Members” shall include children, stepchildren, grandchildren, parents, stepparents, grandparents, spouses, siblings, mothers-in-law, fathers-in-law, sons-in-law, daughters-in-law, brothers-in-law, sisters-in-law, nieces or nephews, including adoptive relationships.

(ii)

The Restricted Share Units and Performance Share Units subject to this Notice are personal to the Participant and may not be sold, exchanged, assigned, transferred, pledged, encumbered or otherwise disposed of by the Participant until they become vested, earned and settled; provided, however, that the Participant’s rights with respect to such Restricted Share Units and Performance Share Units may be transferred by will or pursuant to the laws of descent and distribution. Any purported transfer or encumbrance in violation of this provision shall be void, and the other party to any such purported transaction shall not obtain any rights to or interest in such Restricted Share Units or Performance Share Units.

(iii)

Shares delivered to Participant pursuant to this Notice become non-forfeitable and transferable at the time they vest; provided, that transferability may be restricted until all withholding requirements under Article V, Paragraph 7 are satisfied and such shares shall be subject to transfer restrictions as provided in Nordson’s insider trading and other compliance policies and procedures.

7.

Withholding Taxes. To the extent the Company or any subsidiary is required to withhold any federal, state, local, foreign or other taxes in connection with a Non-Qualified Stock Option exercise or the vesting or settlement of Restricted Share Units or Performance Share Units, then the Company or subsidiary (as applicable) shall retain a number of shares otherwise deliverable or vested with a value equal to the required withholding (based on the Fair Market Value of the shares on the applicable date); provided that in no event shall the value of the shares retained exceed the minimum amount of taxes required to be withheld or such other amount that will not result in a negative accounting impact. Notwithstanding the foregoing, Participant may elect, in accordance with procedures adopted by the Company from time to time, to either (i) pay or provide for payment of the required tax withholding, or (ii) have the required tax withholding deducted from any amount of salary, bonus, incentive compensation or other amounts otherwise payable in cash to you (other than deferred compensation subject to Section 409A of the Code); provided that the Company may require the use of one or both of these methods in the event that the Company or any subsidiary is required to withhold taxes at any time other than upon delivery or vesting of the shares, e.g., if you defer the shares under a Company deferred compensation plan. Any payment of an Annual Cash Incentive Award shall be subject to withholding of applicable federal, state, local, foreign or other taxes.

8.

Relation to Other Benefits. Any economic or other benefit to you under this Notice or the Plan shall not be taken into account in determining any benefits to which you may be entitled under any profit-sharing, retirement, life insurance or other benefit or compensation plan maintained by the Company or a subsidiary unless expressly provided for in the respective plans.

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9.

Compliance with Law. The Company shall make reasonable efforts to comply with all applicable federal and state securities laws and listing requirements with respect to the awards; provided that, notwithstanding any other provision of this Notice, and only to the extent permitted under Section 409A of the Code, the Company shall not be obligated to deliver any shares pursuant to this Notice if the delivery thereof would result in a violation of any such law or listing requirement.

10.

Amendments. Subject to the terms of the Plan, the Committee may modify this Notice upon written notice to you. Any amendment to the Plan shall be deemed to be an amendment to this Notice to the extent that the amendment is applicable hereto. Notwithstanding the foregoing, no amendment of the Plan or this Notice shall adversely affect your rights under this Notice without your consent unless the Compensation Committee determines, in good faith, that such amendment is required for the Notice to either be exempt from the application of, or comply with, the requirements of Section 409A of the Code, or as otherwise may be provided in the Plan.

11.

No Employment Contract. Nothing contained in this Notice shall confer upon you any right with respect to continuance of employment by the Company and its subsidiaries, nor limit or affect in any manner the right of the Company and its subsidiaries to terminate your employment or adjust your compensation.

12.

Severability. In the event that one or more of the provisions of this Notice shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

13.

Successors and Assigns. The provisions of this Notice shall inure to the benefit of, and be binding upon your successors, administrators, heirs, legal representatives and assigns, and the successors and assigns of the Company.

14.	Governing Law. The interpretation, performance, and enforcement of this Notice shall be governed by the laws of the State of Ohio, without giving effect to the principles of conflict of laws thereof.

Acceptance:

You must accept the Awards set forth in this Notice of Grant of Share-Based and Cash Incentive Awards or this Notice may be cancelled by the Company, in its sole discretion. You may accept the Awards by emailing Mary Pat Fuller (MaryPat.Fuller@nordson.com), Stacey Zeleznik (stacey.zeleznik@nordson.com) with a copy to Gina Beredo (gina.beredo@nordson.com) and inserting the following legend in the body of the email:

“I have reviewed this Notice and Terms of Share-Based and Cash Incentive Awards and confirm my acceptance of the Awards in accordance with the terms of the Nordson Corporation 2021 Stock Incentive and Award Plan and this Notice of Share-Based and Cash Incentive Awards.”

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APPENDIX A

CLAWBACK POLICY

Effective November 25, 2013

This Clawback Policy is applicable to Nordson Corporation (the “Company”) executive officers who are subject to Section 16 of the Securities Exchange Act of 1934 (“Executive Officers”). The Company’s Board of Directors, upon the Compensation Committee’s recommendation, may, to the extent permitted by law and to the extent it determines that it is in the Company’s best interests to do so, take action in accordance with the following:

A.	Material Restatement:

In the event of a material restatement of the consolidated financial statements of the Company, other than any restatement required pursuant to a change in applicable accounting rules, the Company may recover from culpable and non-culpable Executive Officers any compensation (whether in cash or property) paid to, or realized by, an Executive Officer that would not have been paid or realized had the consolidated financial statements that are the subject of such restatement been correctly stated. Determination of culpability and materiality will be at the discretion of the Compensation Committee. Recovery hereunder is limited to amounts paid or realized by an Executive Officer during the three-year period preceding the date that the Company is required to prepare a restatement.

B.	Other Conduct:

In the event the Compensation Committee determines that an Executive Officer has engaged in (i) conduct that violates the Company’s Code of Ethics and Business Conduct, or (ii) willful misconduct or fraud that causes harm to the Company, the Company’s Board of Directors, upon the Compensation Committee’s recommendation, may, to the extent permitted by law and to the extent it determines that it is in the Company’s best interests to do so, require reimbursement or payment by the Executive Officer to the Company of an amount determined by the Board of Directors to be attributable to such conduct described in (i) and (ii) above.

Collectively, conduct described in A and B above shall be considered “Detrimental Conduct.” Compensation subject to this Policy includes equity-based compensation and performance-based compensation.

In determining whether to recover compensation paid or realized, the Board of Directors in its discretion may take into account such considerations as it deems appropriate, including whether the assertion of a claim may violate applicable law or prejudice the interest of the Company in any related proceeding or investigation and whether penalties or punishments have been imposed by third parties, such as law enforcement agencies, regulators or other authorities.

The Board of Directors may take action only after recommendation to do so by the Compensation Committee.    However, the Board of Directors has sole and absolute discretion not to take action and its determination not to take action in any particular instance shall not in any way limit the Company’s ability to terminate participation of an Executive Officer in a compensation plan or program, or terminate an Executive Officer’s employment.

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If any provision of this Clawback Policy is determined to be unenforceable or invalid under any applicable law, such provision will be applied to the maximum extent permitted by applicable law, and shall automatically be deemed amended in a manner consistent with its objectives to the extent necessary to conform to any limitations required under applicable law.

Any action taken by the Company under this Clawback Policy is without prejudice to any other action the Company may choose to take upon determination that an Executive Officer has engaged in Detrimental Conduct or to all other remedies available to the Company.

The Company reserves the right to amend this policy in the future at any time including after final clawback rules are adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Act.

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APPENDIX B

IMPACT OF TERMINATION OF EMPLOYMENT AWARDS (EXECUTIVE OFFICER)

The following tables illustrate the provisions of Article I, Paragraph 4 and they have no effect on the terms and interpretations of the Agreement. It reflects the impact various termination of employment scenarios have on Awards to Executive Officers, other than termination of employment in connection with a Change-in-Control as provided in Section 21 of the Plan.

Reason for Termination	Impact of Termination of Employment
DEATH & DISABILITY[1]	Stock Options	Restricted Share Units	Performance Share Units[2]	Cash Incentive [3]
Vesting	Full vesting of all unvested stock options granted (e.g., accelerated vesting)	Full vesting of all unvested Restricted Share Units.	Executive Officer shall earn a pro-rated number of Performance Share Units (rounded to the nearest whole number) equal to (i) the number of Performance Share Units to which the Executive Officer would have been entitled based on the performance of the Company during the full performance, multiplied by (ii) a fraction, the numerator of which is the number of days that the Executive Officer was employed during the performance period and the denominator of which is the number of days in the performance period.	Executive Officer is not eligible for a payout, except that the Compensation Committee may, in its discretion, provide that the Executive Officer shall earn a pro-rated payout equal to (i) the payout to which the Executive Officer would have been entitled based on the performance of the Company during the full fiscal year, multiplied by (ii) a fraction, the numerator of which is the number of days that the Executive Officer was employed during the fiscal year and the denominator of which is 365.

Option Expiration Date	Midnight (eastern time) of the 10th anniversary of the Grant Date.	N/A	N/A	N/A

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Reason for Termination	Impact of Termination of Employment
NORMAL RETIREMENT[4]	Stock Options	Restricted Share Units	Performance Share Units[2]	Cash Incentive [3]
Vesting	Awards made less than 12 months prior to termination date are forfeited; Vesting continues for all other unvested stock options.

Awards made less than 12 months prior to termination date are forfeited;

All other unvested Restricted Share Units at the time of retirement will become vested, subject to the consent of the Compensation Committee.

			Executive Officer shall earn a pro-rated number of Performance Share Units (rounded to the nearest whole number) equal to (i) the number of Performance Share Units to which the Executive Officer would have been entitled based on the performance of the Company during the full performance period, multiplied by (ii) a fraction, the numerator of which is the number of days that the Executive Officer was employed during the performance period and the denominator of which is the number of days in the performance period.	Executive Officer is not eligible for a payout, except that the Compensation Committee may, in its discretion, provide that the Executive Officer shall earn a pro-rated payout equal to (i) the payout to which the Executive Officer would have been entitled based on the performance of the Company during the full fiscal year, multiplied by (ii) a fraction, the numerator of which is the number of days that the Executive Officer was employed during the fiscal year and the denominator of which is 365.

Option Expiration Date	Midnight (eastern time) of the 10th anniversary of the Grant Date.	N/A	N/A	N/A

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Reason for Termination	Impact of Termination of Employment
EARLY RETIREMENT[5]	Stock Options	Restricted Share Units	Performance Share Units[2]	Cash Incentive [3]
Vesting	Awards made less than 12 months prior to termination date are forfeited; Vesting continues for all other unvested stock options.

Awards made less than 12 months prior to termination date are forfeited;

For all other unvested Restricted Share Units at the time of retirement, a pro-rated number of such unvested Restricted Share Units will become vested, subject to the consent of the Compensation Committee, in an amount equal to the product of (i) the total number of Restricted Share Units multiplied by (ii) a fraction the numerator of which is the number of full months that have elapsed since the date of Awards and the denominator of which is the number of full months of the full restriction period (rounded to the nearest whole number).

The Compensation Committee may, in its discretion, waive the forfeiture of any or all such remaining Restricted Share Units.

			Executive Officer shall earn a pro-rated number of Performance Share Units (rounded to the nearest whole number) equal to (i) the number of Performance Share Units to which the Executive Officer would have been entitled based on the performance of the Company during the full performance period, multiplied by (ii) a fraction, the numerator of which is the number of days that the Executive Officer was employed during the performance period and the denominator of which is the number of days in the performance period.	Executive Officer is not eligible for a payout, except that the Compensation Committee may, in its discretion, provide that the Executive Officer shall earn a pro-rated payout equal to (i) the payout to which the Executive Officer would have been entitled based on the performance of the Company during the full fiscal year, multiplied by (ii) a fraction, the numerator of which is the number of days that the Executive Officer was employed during the fiscal year and the denominator of which is 365.

Option Expiration Date	Earlier of (i) the 5th anniversary of the date of termination or (ii) midnight (eastern time) of the 10th anniversary of the Grant Date.	N/A	N/A	N/A

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Reason for Termination	Impact of Termination of Employment
VOLUNTARY RESIGNATION or INVOLUNTARY TERMINATION (other than a violation of the Company’s Code of Ethics and Business Conduct)	Stock Options	Restricted Share Units	Performance Share Units[2]	Cash Incentive [3]
Vesting	All unvested options are forfeited as of the termination date	All unvested Restricted Share Units will be forfeited as of the date of termination; except that the Compensation Committee may, in its discretion, waive the automatic forfeiture of any or all such Restricted Share Units.	All unvested performance share units are forfeited; except that the Compensation Committee may, in its discretion, provide that the Executive Officer shall earn a pro-rated number of Performance Share Units (rounded to the nearest whole number) equal to (i) the number of Performance Share Units to which the Executive Officer would have been entitled based on the performance of the Company during the full performance period, multiplied by (ii) a fraction, the numerator of which is the number of days that the Executive Officer was employed during the performance period and the denominator of which is the number of days in the performance period.	Executive Officer is not eligible for a payout, except that the Compensation Committee may, in its discretion, provide that the Executive Officer shall earn a pro-rated payout equal to (i) the payout to which the Executive Officer would have been entitled based on the performance of the Company during the full fiscal year, multiplied by (ii) a fraction, the numerator of which is the number of days that the Executive Officer was employed during the fiscal year and the denominator of which is 365.

Option Expiration Date	Earlier of (i) 90 days after the date of termination or (ii) midnight (eastern time) of the 10th anniversary of the Grant Date.	N/A	N/A	N/A

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Reason for Termination	Impact of Termination of Employment
INVOLUNTARY TERMINATION DUE TO A VIOLATION OF THE COMPANY’S CODE OF ETHICS AND BUSINESS CONDUCT	Stock Options	Restricted Share Units	Performance Share Units[2]	Cash Incentive [3]
Vesting	All vested and unvested options are forfeited as of the termination date.	All unvested Restricted Share Units will be forfeited as of the date of termination.	All unvested performance share units are forfeited.	Executive Officer is not eligible for a payout.

Option Expiration Date	On the termination date.	N/A	N/A	N/A

1.

Death and Disability: defined as a physical or mental impairment, due to accident or illness that renders an Executive Officer incapable of performing the duties of their normal occupation, as determined by the Compensation Committee. The Compensation Committee may, in its discretion, require that the existence of the Disability be verified by a physician approved by the Compensation Committee.

2.	Achievement of performance levels and amounts payable will be certified by the Compensation Committee and payouts, if any, will be remitted following the conclusion of a performance period.
3.

Achievement of performance levels and amounts payable will be certified by the Compensation Committee and payouts, if any, will be remitted following the conclusion of a performance period (fiscal year).

4.	Normal Retirement is defined as at or after age 65 and with no less than 5 years of service as determined by the Company.
5.	Early Retirement is defined as no earlier than age 55 but before age 65 and with no less than 5 years of service as determined by the Company.

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